EXHIBIT 3.1

THE COMPANIES LAW (2007 REVISION)

COMPANY LIMITED BY SHARES

FIRST AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

ASIA SILICON TECHNOLOGY HOLDINGS INC.

Adopted as of August 23, 2007

1.	The name of the Company is ASIA SILICON TECHNOLOGY HOLDINGS INC.

2.

The Registered Office of the Company shall be at the offices of Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman KY1-1112, Cayman Islands, or at such other place as the Directors may from time to time decide.

3.	Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted and shall include, but without limitation:

(a) to act and to perform all the functions of a holding company in all its branches and to co-ordinate the policy and administration of any subsidiary company or companies wherever incorporated or carrying on business or of any group of companies of which the Company or any subsidiary company is a member or which are in any manner controlled directly or indirectly by the Company;

(b) to act as an investment company and for that purpose to acquire and hold upon any terms and, either in the name of the Company or that of any nominee, shares, stock, debentures, debenture stock, annuities, notes, mortgages, bonds, obligations and securities, foreign exchange, foreign currency deposits and commodities, issued or guaranteed by any company wherever incorporated or carrying on business, or by any government, sovereign, ruler, commissioners, public body or authority, supreme, municipal, local or otherwise, by original subscription, tender, purchase, exchange, underwriting, participation in syndicates or in any other manner and whether or not fully paid up, and to make payments thereon as called up or in advance of calls or otherwise and to subscribe for the same, whether conditionally or absolutely, and to hold the same with a view to investment, but with the power to vary any investments, and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof, and to invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may be from time to time determined.

4.	Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of the Companies Law (2007 Revision).

5.	Nothing in this Memorandum shall permit the Company to carry on a business for which a license is required under the laws of the Cayman Islands unless duly licensed.

6.	If the Company is exempted, it shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.	The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

8.	The authorized share capital of the Company is US$1,000,500 divided into 100,000,000 Ordinary Shares of a nominal or par value of US$0.01 each, and 50,000 Series A Convertible Preferred Shares of a nominal or par value of US$0.01 each, with power for the Company insofar as is permitted by law to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (2007 Revision) and the Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether stated to be preference or otherwise shall be subject to the powers hereinbefore contained.

THE COMPANIES LAW (2007 REVISION)

OF THE CAYMAN ISLANDS COMPANY LIMITED BY SHARES

FIRST AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

ASIA SILICON TECHNOLOGY HOLDINGS INC.

Adopted as of August 23, 2007

INDEX

1.	TABLE A
2.	INTERPRETATION
3.	BOARD OF DIRECTORS
4.	MANAGEMENT OF THE COMPANY
5.	POWER TO APPOINT MANAGING DIRECTOR OR CHIEF EXECUTIVE OFFICER
6.	POWER TO APPOINT MANAGER
7.	POWER TO AUTHORISE SPECIFIC ACTIONS
8.	POWER TO APPOINT ATTORNEY
9.	POWER TO DELEGATE TO A COMMITTEE
10.	POWER TO APPOINT AND DISMISS EMPLOYEES
11.	POWER TO BORROW AND CHARGE PROPERTY
12.	EXERCISE OF POWER TO PURCHASE SHARES OF THE COMPANY
13.	DISCONTINUATION
14.	ELECTION/REMOVAL OF DIRECTORS
15.	DEFECTS IN APPOINTMENT OF DIRECTORS
16.	ALTERNATE DIRECTORS AND PROXIES
17.	VACANCIES ON THE BOARD
18.	NOTICE OF MEETINGS OF THE BOARD
19.	QUORUM AT MEETINGS OF THE BOARD
20.	MEETINGS OF THE BOARD
21.	UNANIMOUS WRITTEN RESOLUTIONS
22.	CONTRACTS AND DISCLOSURE OF DIRECTORS’ INTERESTS
23.	REMUNERATION OF DIRECTORS
24.	OFFICERS OF THE COMPANY
25.	APPOINTMENT OF OFFICERS
26.	REMUNERATION OF OFFICERS
27.	DUTIES OF OFFICERS
28.	CHAIRMAN OF MEETINGS
29.	REGISTER OF DIRECTORS AND OFFICERS
30.	REGISTER OF MORTGAGES AND CHARGES
31.	OBLIGATIONS OF BOARD TO KEEP MINUTES
32.	INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY
33.	WAIVER OF CLAIM BY MEMBER
34.	NOTICE OF ANNUAL GENERAL MEETING
35.	NOTICE OF EXTRAORDINARY GENERAL MEETING
36.	ACCIDENTAL OMISSION OF NOTICE OF GENERAL MEETING
37.	MEETING CALLED ON REQUISITION OF MEMBERS
38.	SHORT NOTICE
39.	POSTPONEMENT OF MEETINGS
40.	QUORUM FOR GENERAL MEETING
41.	ADJOURNMENT OF MEETINGS
42.	ATTENDANCE AT MEETINGS
43.	WRITTEN RESOLUTIONS

(i)

44.	ATTENDANCE OF DIRECTORS
45.	VOTING AT MEETINGS
46.	VOTING ON SHOW OF HANDS
47.	DECISION OF CHAIRMAN
48.	DEMAND FOR A POLL
49.	SENIORITY OF JOINT HOLDERS VOTING
50.	INSTRUMENT OF PROXY
51.	REPRESENTATION OF CORPORATION AT MEETINGS
52.	RIGHTS OF PREFERRED SHARES
53.	RIGHTS OF ORDINARY SHARES
54.	POWER TO ISSUE SHARES
55.	ALTERATION OF REGISTERED OFFICE, NAME AND OBJECTS
56.	REGISTERED HOLDER OF SHARES
57.	DEATH OF A JOINT HOLDER
58.	SHARE CERTIFICATES
59.	CALL ON SHARES
60.	FORFEITURE OF SHARES
61.	CONTENTS OF REGISTER OF MEMBERS
62.	DETERMINATION OF RECORD DATES
63.	INSTRUMENT OF TRANSFER
64.	TRANSFERS BY JOINT HOLDERS
65.	RESTRICTION ON SHARE TRANSFERS
66.	REPRESENTATIVE OF DECEASED MEMBER
67.	REGISTRATION ON DEATH OR BANKRUPTCY
68.	DECLARATION OF DIVIDENDS BY THE BOARD
69.	OTHER DISTRIBUTIONS
70.	RESERVE FUND
71.	DEDUCTION OF AMOUNTS DUE TO THE COMPANY
72.	ISSUE OF BONUS SHARES
73.	RECORDS OF ACCOUNT
74.	APPOINTMENT OF AUDITOR
75.	NOTICES TO MEMBERS OF THE COMPANY
76.	NOTICES TO JOINT MEMBERS
77.	SERVICE AND DELIVERY OF NOTICE
78.	THE SEAL
79.	ALTERATION OF ARTICLES

(ii)

THE COMPANIES LAW (2007 REVISION)

COMPANY LIMITED BY SHARES

FIRST AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

ASIA SILICON TECHNOLOGY HOLDINGS INC.

1.	Table A

1(1)	The regulations in Table A in the Schedule to the Companies Law (2007 Revision) do not apply to the Company.

2.	Interpretation

2(1)	In these Articles where the context permits:

“2008 Profit Target” has the meaning ascribed to it in Articles 52(3)(f)(ii)(A).

“Additional Shares” means all shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of the share capital issued (or, pursuant to Article 52(3)(e), deemed to be issued) by the Company after the Series A Issue Date, other than:

(i)	Ordinary Shares issued or issuable upon conversion of Series A Shares authorized herein or upon the exercise or conversion of any Convertible Securities or any options or warrants outstanding as of the Series A Issue Date;

(ii)	not more than 50,000 Ordinary Shares (as adjusted for any share dividends, combinations, splits, recapitalization and including any such shares which are repurchased) issuable or issued to officers, directors, employees, consultants, or advisors of the Company pursuant options issued under the Share Option Plan which in any event shall represent not more than 5% of the Company’s share capital on a fully diluted basis;

(iii)	any share split, share dividend, distribution, recapitalization, reclassification or similar transaction for which proportional adjustments are made;

(iv)	Ordinary Shares or Convertible Securities issued in a bona fide acquisition, merger consolidation, strategic alliance, license of technology or similar business combination or strategic transaction, the terms of which are approved by the Board (including the Series A Directors); and

(v)	Ordinary Shares issued in an underwritten public offering.

“Adjusted Investor Shareholding Percentage” has the meaning ascribed to it in Articles 52(3)(f)(ii)(B).

“Affiliate” means any Person (which is not a partnership) that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified, and where that Person is a partnership, means another partner in that partnership or a linked, related or successor partnership or fund, or any other funds managed by such partnership. For purpose of this definition, (i) control of a Person means the direct or indirect ownership of more than 50% of the outstanding shares or other ownership interests having ordinary voting power to elect directors or the equivalent of that Person; (ii) in the case of any shareholder that is an investment fund or account (or a subsidiary of any such investment fund or account), the term “Affiliate” shall include any other investment fund or account (or a subsidiary of any such investment fund or account) managed by the manager of such shareholder (or, if such shareholder is a subsidiary of an investment fund or account, the investment fund or account of which such shareholder is a subsidiary) and any Person who succeeds such manager as the manager of such investment fund or account, as applicable; and (iii) in relation to an Investor, the term “Affiliate” shall include any custodian or nominee for, or company owned or controlled by, the Investor or any investment fund, collective investment scheme or unit trust or other investment vehicle (howsoever structured) (together a “fund”) in respect of which the Investor (or its manager) or any of its related entities is manager, adviser, administrator or owner, and any person, who is or proposes to become manager, adviser or administrator of such fund or any related, linked or successor fund.

“Alternate Director” means an alternate Director appointed in accordance with these Articles.

“Articles” means these First Amended and Restated Articles of Association, as amended from time to time.

“AST (Hong Kong)” means Asia Silicon Technology Holdings Ltd.

“Audited Consolidated Net Profit” means the audited consolidated net profit of the Group Companies during the fiscal year ending December 31, 2008 shown on the audited consolidated financial statements of the Company prepared in accordance with US GAAP by a “Big 4” accounting firm calculated as gross profit less operating expenses and associated costs and taxes. For the avoidance of doubt, any non-operating profit or gain obtained through or as the result of mergers or acquisitions or any extraordinary or non-recurring profit or gain shall not be counted toward the Audited Consolidated Net Profit.

“Auditors” means the auditors of the Company, which shall be a “Big 4” accounting firm.

“Balderton” means Benchmark Europe III, L.P., as nominee for Benchmark Europe III, L.P., Benchmark Europe Founders’ Fund III L.P. and related individuals, acting by its manager Balderton Capital Management (UK) LLP.

“Board” means the Board of Directors appointed or elected pursuant to these Articles and acting by resolution in accordance with the Law and these Articles or the Directors present at a meeting of Directors at which there is a quorum.

“Business Day” means any day (excluding Saturdays, Sundays and public holidays in Hong Kong) on which banks generally are open for business in Hong Kong.

“Cause” means (a) a director’s willful or continued failure to substantially perform his or her duties, (b) such director’s conviction or under formal investigation in a criminal proceeding (other than traffic violations or other minor infractions), (c) such director’s being censured or subject to equivalent action by any internationally recognized securities exchange, or (d) such director being subject to a bankruptcy event.

“class meeting” means a separate meeting of the members of a class or series of shares.

“Company” means Asia Silicon Technology Holdings Inc., the company for which these Articles are approved and confirmed.

“Conversion Price” means the price on which the Series A Shares are convertible into Ordinary Shares of the Company, which initially is the Series A Issue Price, subject to adjustment pursuant to these Articles.

“Conversion Rate” shall have the meaning as set forth in Article 52(3).

“Convertible Securities” means any evidences of indebtedness, shares (other than Series A Shares and Ordinary Shares) or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

“Deemed Liquidation Event” means, (a) the acquisition of the Company or its Affiliate by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of more than fifty percent (50%) or more of the outstanding voting power of the Company or its Affiliate such that its existing shareholders do not retain a majority of the voting power in the surviving entity; (b) a sale of all or substantially all of the assets of the Company or its Affiliate, or (c) the exclusive licensing of substantially all of the Company’s Intellectual Property; provided, however, that a Deemed Liquidation Event shall not include any reorganization for tax purposes or for purposes of reincorporating in a different jurisdiction.

“Director” means a director for the time being of the Company and shall include an Alternate Director.

“Equity Securities” means the Ordinary Shares or Series A Shares of the Company, any warrant, option, right, or any security that is issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of such Series A Shares or Ordinary Shares, or securities convertible into or exercisable for Series A Shares and Ordinary Shares of the Company, and a reference to a number of Equity Securities at a given time shall be a reference to (a) the number of Ordinary Shares comprised in such Equity Securities at that time, and (b) the number of Ordinary Shares into which Series A Shares, warrants, options, rights, or securities convertible into or exercisable for Ordinary Shares comprised in such Equity Securities are convertible into or exercisable for at that time.

“Financial Year” means the financial year of the Company which shall correspond to the calendar year.

“Genius” means Happy Genius Holdings Limited.

“Group Companies” means the Company, AST (Hong Kong) and JZPID, and “Group Company” means any one of the Group Companies.

“Initial Investor Shareholding Percentage” the initial shareholding percentage of the Investors as at the date of the Share Purchase Agreement, which for TB (excluding the TB Ordinary Shares) is 0.4167% and for Balderton is 1.25%.

“Intellectual Property” means all intellectual property, including, without limitation, patents, trademarks, trade names, copyrights, proprietary information and rights, service marks, domain names, mask works, trade secrets, know-how, business processes, all computer software including the codes, inventions, information, processes, formulas, applications, design, drawings, technical data, and all documentation related to any of the foregoing.

“Investors” means TB and Balderton, and “Investor” means any one of the Investors.

“Investors’ Rights Agreement” means that certain investors’ rights agreement, dated August 29, 2007, by and among the Company, Genius and the Investors.

“JZPID” means Jiangsu Zhongneng Photovoltaic Industry Development Co, Ltd. ([GRAPHIC APPEARS HERE]).

“Law” means the Companies Law (2007 Revision) of the Cayman Islands and every modification or reenactment thereof for the time being in force.

“Lockup Period” means the lockup period of the Company’s securities held by the Investors as required by the managing underwriters of the initial public offering of the securities of the Company.

“Mandra” means Mandra Materials Limited.

“Member” means the person registered in the Register of Members as the holder of shares in the Company and, when two (2) or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons as the context so requires.

“Memorandum” means the Company’s First Restated and Amended Memorandum of Association, as amended from time to time.

“month” means calendar month.

“notice” means written notice as further defined in these Articles unless otherwise specifically stated.

“Officer” means any person appointed by the Board to hold an office in the Company.

“Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

“ordinary resolution” means a resolution passed at a general meeting (or, if so specified, a class meeting) of the Company by a simple majority of the votes cast, or a written resolution.

“Ordinary Shareholders” means any holder of Ordinary Shares or any other party who may become a holder of Ordinary Shares of the Company as permitted under these Articles.

“Ordinary Shares” means the ordinary shares of the Company, par value US$0.01 per share.

“paid-up” means paid-up or credited as paid-up.

“Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or governmental or regulatory authority.

“PRC” means the People’s Republic of China.

“Preferred Share Rights Agreement” means that certain preferred share rights agreement, dated August 29, 2007, by and among the Company, Genius and the Investors.

“Q1 2008 Production Target” shall have the meaning as set forth in Article 52(3)(f)(i).

“Qualified IPO” means a firm commitment underwritten public offering of Ordinary Shares of the Company and the listing of such Ordinary Shares on a reputable international stock exchange (including without limitation stock exchanges in the United States, Hong Kong and Singapore, or any other stock exchange that is approved by the Board, including the Series A Directors) at a per-share public offering price of at least US$2,400 (as adjusted for splits, combinations, and so forth) and with aggregate gross proceeds to the Company (before payment of underwriters’ discounts, commissions and offering expenses) in excess of US$300,000,000.

“Register of Directors and Officers” means the Register of Directors and Officers referred to in these Articles.

“Register of Members” means the register of members of the Company.

“Registered Office” means the registered office for the time being of the Company.

“Seal” means the common seal or any official or duplicate seal of the Company.

“Secretary” means the person appointed to perform any or all duties of secretary and includes any deputy or assistant secretary.

“Series A Holder” means a holder of Series A Shares.

“Series A Issue Date” means the date on which the first Series A Share was issued.

“Series A Issue Price” means the per share price of the Series A Shares, which is US$1,200.

“Series A Shares” means the Company’s Series A Convertible Preferred Shares of a nominal or par value of US$0.01 each.

“Series A Director” means a director appointed pursuant to Articles 14(2).

“Share Charge” means that certain share charge agreement dated August 8, 2007, by and between Mandra and TB as amended by that certain side letter dated August 21, 2007 by and among Mandra, Genius, the Company and TB.

“Shareholder” means each of the holders of Series A Shares and holders of Ordinary Shares and any other person who hereafter becomes a holder of any Shares; and for the avoidance of doubt, excludes any holder of options under the Share Option Plan.

“Share Option Plan” means the share purchase or option plan approved or to be approved by the Board providing for the allocation and grant of options, warrants or other rights to the Company’s employees, officers, directors, advisors and consultants, exercisable to acquire up to 50,000 of the Company’s Ordinary Shares (as adjusted for any Share dividends, combinations, splits, recapitalizations and including any such shares which are repurchased) which in any event represents no more than 5% of the Company’s share capital on a fully diluted basis.

“shares” means Series A Shares and Ordinary Shares.

“special resolution” means a resolution passed at a general meeting (or, if so specified, a class meeting) of the Company by a majority of not less than two thirds of the votes cast, as provided in the Law, or a written resolution.

“Share Purchase Agreement” means that certain share purchase agreement dated August 29, 2007, by and among the Company, Genius and the Investors.

“TB” means TB Silicon Ltd.

“TB Ordinary Shares” means certain Ordinary Shares held by TB which were issued to TB in exchange for TB’s surrender of certain ordinary shares of Genius that were purchased by TB pursuant to that certain share purchase agreement entered into by and between Mandra and TB on August 8, 2007.

“US$” means United States dollars.

“US GAAP” means the generally accepted accounting principles in the United States, as amended from time to time.

“year” means calendar year.

2(2)	In these Articles where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine gender and vice versa;

(c)	words importing persons include companies or associations or bodies of persons, corporate or not;

(d)	the word “may” shall be construed as permissive; the word “shall” shall be construed as imperative;

(e)	a reference to a statutory provision shall be deemed to include any amendment or re-enactment thereof.

2(3)	Subject as aforesaid, words defined or used in the Law have the same meaning in these Articles.

2(4)	Expressions referring to writing or written shall unless the contrary intention appears, include facsimile, printing lithography, photography and other modes of representing words in a visible form.

2(5)	The headings in these Articles are for ease of reference only and shall not affect the construction or interpretation of these Articles.

BOARD OF DIRECTORS

3.	Board of Directors

The business of the Company shall be managed and conducted by the Board.

4.	Management of the Company

(1) In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Articles, required to be exercised by the Company in general meeting subject, nevertheless, to these Articles, the provisions of any statute and to such regulations as may be prescribed by the Company in general meeting.

(2) No regulation or alteration to these Articles pursuant to a special resolution shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

(3) The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

5.	Power to Appoint Managing Director or Chief Executive Officer

Subject to Article 52(6), the Board may from time to time appoint an individual to the office of managing director or chief executive officer of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

6.	Power to Appoint Manager

The Board may appoint a person to act as manager of the Company’s day to day business, and subject to Article 52(6), may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

7.	Power to Authorise Specific Actions

Subject to the approval of the Series A Holders expressly set forth in Article 52(6) hereof, the Board may from time to time and at any time authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

8.	Power to Appoint Attorney

Subject to Article 52(6), the Board may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney’s personal seal with the same effect as the affixation of the seal of the Company.

9.	Power to Delegate to a Committee

Subject to Article 52(6), the Board may delegate any of its powers to a committee appointed by the

Board and every such committee shall conform to such directions as the Board shall impose on them. Subject to any directions or regulations made by the Directors for this purpose, the meetings and proceedings of such committees shall be governed by the provisions of these Articles covering the meetings and proceedings of the Directors, including provisions for written resolutions.

10.	Power to Appoint and Dismiss Employees

Subject to Article 52(6), the Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

11.	Power to Borrow and Charge Property

Subject to Article 52(6), the Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

12.	Exercise of Power to Purchase Shares of the Company

(1) Subject to the Law and Article 52(6), the Company is hereby authorised to issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or a Member; but, save for shares declared to be redeemable by these Articles or the Memorandum, the Directors shall not issue redeemable shares without the sanction of an ordinary resolution.

(2) The Board may exercise all the powers of the Company to purchase all or any part of its own shares subject to these Articles and pursuant to the Law. Shares purchased by the Company shall be cancelled and shall cease to confer any right or privilege on the Member from whom the shares are purchased.

(3) The Company is hereby authorised to make payments in respect of the redemption of its shares out of capital or out of any other account or fund which can be authorised for this purpose in accordance with the Law.

(4) Unless fixed in these Articles or by the ordinary resolution sanctioning its issue, the redemption price of a redeemable share, or the method of calculation thereof, shall be fixed by the Directors at or before the time of issue.

(5) Subject to these Articles (particularly Article 52(4)), unless otherwise provided or directed by the ordinary resolution sanctioning the issue of the shares concerned:

(a) every share certificate representing a redeemable share shall indicate that the share is redeemable;

(b) in the case of shares redeemable at the option of a Member, a redemption notice from a Member may not be revoked without the agreement of the Directors;

(c) at the time or in the circumstances specified for redemption, the redeemed shares shall be cancelled and shall cease to confer on the relevant Member any right or privilege, without prejudice to the right to receive the redemption price, which price shall become payable so soon as it can with due dispatch be calculated, but subject to surrender of the relevant share certificate for cancellation (and reissue in respect of any balance);

(d) the redemption price may be paid in any manner authorised by these Articles for the payment of dividends;

(e) the Directors may exercise as they think fit the powers conferred on the Company by Section 37(5) of the Law (payment out of capital) but only if and to the extent that the redemption could not otherwise be made (or not without making a fresh issue of shares for this purpose);

(f) subject to these Articles, the Directors may determine, as they think fit, all questions that may arise concerning the manner in which the redemption of the shares shall or may be effected; and

(g) no share may be redeemed unless it is fully paid-up.

13.	Discontinuation

The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside the Cayman Islands pursuant to Section 226 of the Law.

14.	Election/Removal of Directors

(1) The Board shall consist of up to five (5) directors and any increase to the size of the Board shall require an amendment to these Articles.

(2) The Company may by Ordinary Resolution appoint or remove any Director, provided however, the Company shall take all action necessary to elect the candidates designated by the Shareholders as Directors, which if so desired by TB and Balderton respectively and upon receipt of instruction confirming and notifying the Company of the director to be designated shall include one (1) director designated by TB and one (1) director designated by Balderton (collectively, “Series A Directors”).

(3) Whenever a candidate for appointment to the Board is to be designated by a group of shareholders, if shares are held and voted by such shareholders in such proportion that no majority vote is obtained, then the candidates with the greatest number of votes shall be deemed designated (up to the number of candidates to be selected by such group of shareholders). The candidate(s) so designated shall be the designated candidate(s) for that group of shareholders and the Shareholders agree to vote for such individuals. No Director shall be removed except by the affirmative vote of the group of shareholders entitled to designate such Director, and no Director may be so removed if the votes cast against such Director’s removal would be sufficient (assuming that each of such group’s designated Directors were being chosen) to designate such Director for such group of shareholders, other than a removal for Cause of such Director, which removal may be effected pursuant to an ordinary resolution.

(4) An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period; but no such term shall be implied in the absence of express provision.

(5) There shall be no shareholding qualification for Directors.

15.	Defects in Appointment of Directors

All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

16.	Alternate Directors and Proxies

(1) A Director may at any time appoint any person (including another Director) to be his Alternate Director and may at any time terminate such appointment. An appointment and a termination of appointment shall be by notice in writing signed by the Director and deposited at the Registered Office or delivered at a meeting of the Directors.

(2) The appointment of an Alternate Director shall terminate on the happening of any event which, if he were a Director, would cause him to vacate such office or if his appointor ceases for any reason to be a Director.

(3) An Alternate Director shall be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which his appointor is not personally present and generally at such meeting to perform all the functions of his appointor as a Director; and for the purposes of the proceedings at such meeting these Articles shall apply as if he (instead of his appointor) were a Director, save that he may not himself appoint an Alternate Director or a proxy.

(4) If an Alternate Director is himself a Director or attends a meeting of the Directors as the Alternate Director of more than one (1) Director, his voting rights shall be cumulative.

(5) Unless the Directors determine otherwise, an Alternate Director may also represent his appointor at meetings of any committee of the Directors on which his appointor serves; and the provisions of this Article shall apply equally to such committee meetings as to meetings of the Directors.

(6) An Alternate Director may join in a written resolution of the Directors adopted pursuant to these Articles and his signature of such resolution shall be as effective as the signature of his appointor.

(7) Save as otherwise provided in these Articles, an Alternate Director shall not, as such, have any power to act as a Director or to represent his appointor and shall not be deemed to be a Director for the purposes of these Articles.

(8) A Director who is not present at a meeting of the Directors, and whose Alternate Director (if any) is not present at the meeting, may be represented at the meeting by a proxy duly appointed, in which event the presence and vote of the proxy shall be deemed to be that of the Director. All the provisions of these Articles regulating the appointment of proxies by shareholders shall apply equally to the appointment of proxies by Directors.

17.	Vacancies on the Board

(1) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Articles as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may only act for the purpose of (i) increasing the number of Directors to the requisite number (ii) summoning a general meeting of the Company or (iii) preserving the assets of the Company.

(2) The office of Director shall be vacated if the Director:

(a) is removed from office pursuant to these Articles or is prohibited from being a Director by law;

(b) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c) is or becomes of unsound mind or an order for his detention is made under the Mental Health Law or any analogous law of a jurisdiction outside the Cayman Islands or dies; or

(d) resigns his or her office by notice in writing to the Company.

18.	Notice of Meetings of the Board

(1) A Director may, and the Secretary upon request of a Director shall, at any time summon a meeting of the Board.

(2) Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form at such Director’s last known address or any other address given by such Director to the Company for this purpose.

(3) At least three (3) business days prior to each Board meeting, the Company shall provide each Director with a complete information package for such meeting, including but not limited to a market update, competitiveness analysis, the Company financial performance and its operational review.

19.	Quorum at Meetings of the Board

The quorum necessary for the transaction of business at a meeting of the Board shall be two (2) Directors and, following the appointment of one or both Series A Directors, shall be three (3) or four (4) directors (as applicable), including the Series A Directors.

20.	Meetings of the Board

(1) The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. The Board shall meet at least once per quarter.

(2) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

(3) A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

21.	Unanimous Written Resolutions

A resolution in writing signed by all the Directors which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution.

22.	Contracts and Disclosure of Directors’ Interests

(1) Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director’s firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorise a Director or Director’s firm, partner or such company to act as Auditor of the Company.

(2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest.

(3) Following a declaration being made pursuant to this Article, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

23.	Remuneration of Directors

The remuneration (if any) of the Directors shall be subject to any direction that may be given by the Company in general meeting, shall be determined by the Directors as they may from time to time determine and shall be deemed to accrue from day to day. The Series A Directors shall be reimbursed for all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally. The Company shall also provide customary director insurance coverage for, and indemnification of, the Series A Directors.

OFFICERS

24.	Officers of the Company

The Officers of the Company shall consist of a Chairman and a Secretary and such additional Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Articles.

25.	Appointment of Officers

(1) The Board shall appoint a Chairman who shall be a Director.

(2) The Secretary and additional Officers, if any, shall be appointed by the Board from time to time.

26.	Remuneration of Officers

The Officers shall receive such remuneration as the Board may from time to time determine.

27.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

28.	Chairman of Meetings

Unless otherwise provided in these Articles or otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman, if there be one, shall act as chairman at all meetings of the Members and of the Board at which such person is present. In his absence a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

29.	Register of Directors and Officers

(1) The Board shall cause to be kept in one or more books at its registered office a Register of Directors and Officers in accordance with the Law and shall enter therein the following particulars with respect to each Director and Officer:

(a) first name and surname; and

(b) address.

(2) The Board shall, within the period of thirty (30) days from the occurrence of:

(a) any change among its Directors and Officers; or

(b) any change in the particulars contained in the Register of Directors and Officers,

cause to be entered on the Register of Directors and Officers the particulars of such change and the date on which such change occurred, and shall notify the Registrar of Companies of any such change that takes place.

30.	Register of Mortgages and Charges

(1) The Directors shall, as required by the Law, keep at it registered office in writing on one or more sheets, whether bound or unbound, a register of all mortgages and charges specifically affecting property of the Company, and shall enter in such register in respect of each mortgage or charge a short description of the property mortgaged or charged, the amount of charge created and the names of the mortgagees or persons entitled to such charge.

(2) The Register of Mortgages and Charges shall be open to inspection at the office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two (2) hours in each business day be allowed for inspection.

MINUTES

31.	Obligations of Board to Keep Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a) of all elections and appointments of Officers;

(b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

INDEMNITY

32.	Indemnification of Directors and Officers of the Company

The Directors and Officers of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and every former director, officer or trustee and their respective heirs, executors, administrators and personal representatives (each of such persons being referred to in this Article as an “indemnified party”) shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duties in their respective offices or trusts, except any which an indemnified party shall incur or sustain by or through his own willful neglect or default; no indemnified party shall be answerable for the acts, omissions, neglects or defaults of any other Director, Officer or trustee, or for joining in any receipt for the sake of conformity, or for the solvency or honesty of any banker or other persons with whom any moneys or effects belonging to the Company may be lodged or deposited for safe custody, or for any insufficiency of any security upon which any monies of the Company may be invested, or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the willful neglect or default of such indemnified party.

33.	Waiver of Claim by Member

Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

MEETINGS

34.	Notice of Annual General Meeting

(1) The Company shall in each year hold a general meeting as its annual general meeting, provided that, if the Company is an exempted company, it may by ordinary resolution determine that no annual general meeting need be held in a particular year or years or indefinitely.

(2) Subject to sub-paragraph (1) of this Article the annual general meeting of the Company shall be held in each year other than the year of incorporation at such time and place as the Chairman or any two (2) Directors or any Director and the Secretary or the Board shall appoint. At least five (5) days notice of such meeting shall be given to each Member stating the date, place and time at which the meeting is to be held and if different, the record date for determining members entitled to attend and vote at general meeting, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

35.	Notice of Extraordinary General Meeting

(1) General meetings other than annual general meetings shall be called extraordinary general meetings.

(2) The Chairman or any two (2) Directors or any Director and the Secretary or the Board may convene an extraordinary general meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than five (5) days’ notice which shall state the date, time, place and the general nature of the business to be considered at the meeting.

36.	Accidental Omission of Notice of General Meeting

The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

37.	Meeting Called Upon Request of Members

(1) Notwithstanding anything herein, the Board shall, upon request of Members holding at the date of the deposit of the request not less than seventy-five percent (75%) of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene an extraordinary general meeting of the Company. To be effective the request shall state the objects of the meeting, shall be in writing, signed by the Members requesting such meeting, and shall be deposited at the Registered Office. The request may consist of several documents in like form each signed by one or more Members requesting such meeting.

(2) If the Directors do not within twenty-one days from the date of the request duly proceed to call an extraordinary general meeting, the Members requesting such meeting, or any of them representing more than seventy-five percent (75%) of the total voting rights of all of them, may themselves convene an extraordinary general meeting; but any meeting so called shall not be held more than ninety days after the request. An extraordinary general meeting called by Members requesting such meeting shall be called in the same manner, as nearly as possible, as that in which general meetings are to be called by the Directors.

38.	Short Notice

A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Articles, be deemed to have been properly called if it is so agreed by all the Members entitled to attend and vote thereat in the case of an annual general meeting, or in the case of an extraordinary general meeting, by seventy-five percent (75%) of the members entitled to attend and vote thereat.

39.	Postponement of Meetings

The Board may postpone any general meeting called in accordance with the provisions of these Articles provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Articles.

40.	Quorum for General Meeting

At any general meeting of the Company, two (2) persons present in person and representing in person or by proxy (i) each Series A Holder, and (ii) in excess of fifty percent (50%) of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, provided that if the Company shall at any time have only one (1) Member, one (1) Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one (1) week later, at the same time and place or to such other day, time or place as the Board may determine.

41.	Adjournment of Meetings

The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. Unless the meeting is adjourned for more than sixty days, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Articles.

42.	Attendance at Meetings

Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

43.	Written Resolutions

(1) Anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

(2) A resolution in writing may be signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

(3) For the purposes of this Article, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, the last Member to sign and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.

(4) A resolution in writing made in accordance with this Article is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Article to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

(5) A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Law.

44.	Attendance of Directors

The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

45.	Voting at Meetings

(1) Subject to the provisions of the Law and these Articles, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Articles and in the case of an equality of votes the resolution shall fail.

(2) No Member shall be entitled to vote at any general meeting unless such Member has paid all the calls on all shares held by such Member.

46.	Voting on Show of Hands

At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Articles, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one (1) vote and shall cast such vote by raising his or her hand.

47.	Decision of Chairman

At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Articles, be conclusive evidence of that fact.

48.	Demand for a Poll

(1) Notwithstanding the provisions of the immediately preceding two (2) Articles, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Articles), a poll may be demanded by the Chairman or at least one (1) Member.

(2) Where, in accordance with the provisions of sub-paragraph (1) of this Article, a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one (1) vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted in the manner set out in sub-paragraph (4) of this Article or in the case of a general meeting at which one or more Members are present by telephone in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.

(3) A poll demanded in accordance with the provisions of sub-paragraph (1) of this Article, for the purpose of electing a chairman or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place as the chairman may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

(4) Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered member in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two (2) Members or proxy members appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

49.	Seniority of Joint Holders Voting

In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

50.	Instrument of Proxy

The instrument appointing a proxy shall be in writing in the form, or as near thereto as circumstances admit, of Form “A” in the Schedule hereto, under the hand of the appointor or of the appointor’s attorney duly authorised in writing, or if the appointor is a corporation, either under its seal, or under the hand of a duly authorised officer or attorney. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

51.	Representation of Corporations at Meetings

A corporation which is a Member may, by written instrument, authorise such person as it thinks fit to act as its representative at any meeting of the Members and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

SHARE CAPITAL AND SHARES

52.	Rights of Series A Shares

(1) Dividends. Any dividend payable by the Company shall be paid on a pro rata basis to all Ordinary Shares and all Series A Shares (on an as-converted basis). Series A Holders shall also be entitled to receive any non-cash dividends declared by the Company’s Board on an as-converted basis.

The dividend preference provided for under this Article 52(1) shall not be counted as expenses for purpose of the Performance Adjustment under Article 52(3)(f).

(2) Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, or any Deemed Liquidation Event, the holders of Series A Shares shall be entitled to receive, prior to any distribution to the holders of the Ordinary Shares or any other class of shares, an amount per share equal to 100% of the Series A Issue Price, plus all accrued or declared but unpaid dividends thereon (the “Preference Amount”). If the

Company has insufficient assets to permit payment of the Preference Amount in full to holders of all Series A Shares, the Company shall distribute ratably its assets to holders of all Series A Shares in proportion to the Preference Amount each such holder would otherwise be entitled to receive. After distribution or payment in full of the Preference Amount distributable or payable on the Series A Shares pursuant to Article 52(2), the remaining assets of the Company available for distribution to members shall be distributed ratably among all the holders of outstanding Ordinary Shares and Series A Shares on an as-converted basis in proportion to the number of outstanding Shares held by them.

Upon a Deemed Liquidation Event, the holders of Series A Shares shall be paid in cash or in securities received from the acquiring company or companies, or in a combination thereof, at the closing of any such transaction, prior and in preference to any other payment or distribution of consideration to other members of the Company, an amount equal to the Preference Amount with respect to such Series A Shares then held which would be payable to the holders of the Series A Shares pursuant to this Article 52(2) if all consideration received by the Company and its members in connection with such event were being distributed in a liquidation of the Company. In the event the requirements of this Article 52(2) are not complied with, the Company shall forthwith either (a) cause such closing to be postponed until such time as the requirements of this Article 52(2) have been complied with, or (b) cause such transaction to be cancelled.

In the event that the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company (not including a Deemed Liquidation Event), the value of the assets to be distributed to the holder of Series A Shares and Ordinary Shares shall be determined in good faith by the liquidator (or, in the case of any proposed distribution in connection with a transaction which is a Deemed Liquidation Event hereunder, by the Board). Any securities not subject to investment letters or similar restrictions on free marketability shall be valued as follows:

(a) If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(b) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(c) If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the liquidator (or, in the case of any proposed distribution in connection with a transaction which is a Deemed Liquidation Event hereunder, by the Board).

The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a Shareholder’s status as an Affiliate or former Affiliate of the Company) shall be adjusted to make an appropriate discount from the market value determined as above in sub-paragraphs (a), (b) or (c) of this Article 52(2) to reflect the fair market value thereof as determined in good faith by the liquidator (or, in the case of any proposed distribution in connection with a transaction which is a Deemed Liquidation Event hereunder, by the Board). The Series A Holders shall have the right to challenge any determination by the liquidator or the Board, as the case may be, of fair market value pursuant to this Article 52(2), in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the liquidator or the Board, as the case may be, and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging holders of Series A Shares.

(3) Conversion Rights. Unless converted earlier pursuant to Article 52(3)(a) below, each holder of Series A Shares shall have the right, at such holder’s sole discretion, to convert all or any portion of his, her or its Series A Shares into Ordinary Shares at any time. Each Series A Shares shall be convertible into such number of fully paid and nonassessable Ordinary Shares as is determined by dividing the Series A Issue Price by the then-effective Conversion Price (such result, the “Conversion Rate”). The initial Conversion Price shall be the Series A Issue Price. The Conversion Price and Conversion Rate are subject to adjustment as provided herein.

(a) Automatic Conversion.

(i) Each Series A Share will automatically be converted into Ordinary Shares, at the then applicable Conversion Price, upon (i) the closing of a Qualified IPO, or (ii) the election of all holders of Series A Shares. In the event of the automatic conversion of Series A Shares upon a Qualified IPO as aforesaid, the person(s) entitled to receive the Ordinary Shares issuable upon such conversion of Series A Shares shall not be deemed to have converted such Series A Shares until immediately prior to the closing of such Qualified IPO.

(ii) In the event of an automatic conversion, all holders of Series A Shares having not elected to be converted will be given at least ten (10) days’ prior written notice of the date fixed and the place designated for automatic conversion of all such Series A Shares. On or before the date fixed for conversion, each holder of Series A Shares shall surrender the certificate or certificates for all such shares to the Company at the place designated in such notice. The Company shall, as soon as practicable thereafter, issue and deliver to such holder of Series A Shares a certificate or certificates for the number of Ordinary Shares to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional Ordinary Shares, and shall reflect such conversion in the Company’s register of members. The automatic conversion shall be deemed to have been made on the date fixed for conversion on or before which date the holders of Series A Shares are required to surrender their certificate or certificates.

(b) Mechanics of Conversion.

(i) No Fractional Shares. No fractional Ordinary Share shall be issued upon conversion of Series A Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay such holder cash equal to such fraction multiplied by the then effective Conversion Price.

(ii) Notice of Conversion. Before any holder of Series A Shares shall be entitled to convert the same into full Ordinary Shares and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series A Shares and shall give written notice to the Company at such office that he elects to convert the same. The Company shall, as soon as practicable thereafter, issue and deliver to such holder of Series A Shares a certificate or certificates for the number of Ordinary Shares to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional Ordinary Shares, and shall reflect such conversion in the Company’s register of members. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series A Shares to be converted, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares on such date.

(iii) Effect of Conversion. From and after the date when conversion of Series A Share is deemed to have been made, such Series A Share shall cease to be outstanding and shall no longer be transferable on the books of the Company or be reissued, and all rights of the holders with respect to such Series A Share shall cease (notwithstanding the failure of the holders of Series A Shares to surrender such certificates on or prior to the date fixed for conversion, in the case of automatic conversion), except the right to receive certificate(s) for the number of Ordinary Shares (and a check, if applicable) to which he shall be entitled to as a result of such conversion as set out in above sub-paragraph (i) of this Article.

(iv) Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares solely for the purpose of effecting the conversion of the Series A Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all the outstanding Series A Shares, and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all the Series A Shares then outstanding, in addition to such other remedies as shall be available to the holder of Series A Shares, the Company and the Shareholders will take such corporate action as may be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes.

(v) No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Series A Shares surrendered for conversion or on the Ordinary Shares delivered upon such conversion.

(c) Adjustment of Conversion Price Upon Issuance of Additional Shares below the Conversion Price. If the Company issues Additional Shares for a consideration per share (as determined in accordance with Article 52(3)(g) below) less than the Conversion Price in effect immediately prior to such issue, then and in such event, the then-existing Conversion Price shall be reduced, concurrently with such issue, to such Conversion Price multiplied by the fraction of:

(i) sum of (x) the number of Ordinary Shares outstanding immediately prior to such issue or sale of Additional Shares plus (y) the aggregate consideration received by the Company (or under Article 52(3)(e) deemed to have been received) in connection with the issue or sale of Additional Shares divided by the Conversion Price in effect immediately prior to such issue or sale; divided by

(ii) sum of (x) the number of Ordinary Shares outstanding immediately prior to such issue or sale of Additional Shares plus (y) the number of Additional Shares so issued or sold (or under Article 52(3)(e) deemed to have been issued or sold);

provided that for purpose of this Article 52(3)(c), the number of Ordinary Shares outstanding immediately prior to such issue or sale shall be calculated to include the number of Ordinary Shares which are issued and outstanding or owned or held, as applicable, at the date of determination plus the number of shares of Ordinary Shares issuable pursuant to any securities, warrants, rights or options then outstanding, convertible into or exchangeable or exercisable for (whether or not subject to contingencies or passage of time, or both) Ordinary Shares.

(d) No Adjustment to Conversion Price. No adjustment in the Conversion Price for Series A Shares shall be made in respect of the issuance or deemed issuance of Additional Shares if the Company receives written notice from the holders of at least 80% of the then outstanding Series A Shares agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares.

(e) Deemed Issuance of Additional Shares. In the event that the Company at any time or from time to time after the Series A Issue Date shall issue any Options or Convertible Securities (excluding those that are specifically excluded from the definition of Additional Shares) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability, but without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to sub-paragraph (ii) below) of Ordinary Shares issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares issued as of the time of such issuance or, in case such a record date shall have been fixed, as of the close of business on such record date; provided that Additional Shares shall not be deemed to have been issued with respect to the Series A Shares unless the consideration per share of such Additional Shares would be less than the Conversion Price in effect on the date of and immediately prior to such issuance, or such record date, as the case may be, and provided further that in any such case in which Additional Shares are deemed to be issued:

(i) no further adjustment to the Conversion Price shall be made upon the subsequent issuance of Convertible Securities or Ordinary Shares upon the exercise of such options or conversion or exchange of such Convertible Securities;

(ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which have not been exercised, the Conversion Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(A) in the case of Convertible Securities or Options for Ordinary Shares, the only Additional Shares issued were Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Company for the issuance of all such Options or Convertible Securities, whether or not exercised or converted, plus the consideration actually received by the Company upon such exercise, conversion or exchange, or for the issuance of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(B) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issuance of such Options, and the consideration received by the Company for the Additional Shares deemed to have been then issued was the consideration actually received by the Company for the issuance of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issuance of the Convertible Securities with respect to which such Options were actually exercised; provided that

(I) no readjustment pursuant to sub-paragraph (ii) or (iii) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (x) the Conversion Price on the original adjustment date, or (y) the applicable Conversion Price that would have resulted from any issuance of Additional Shares between the original adjustment date and such readjustment date; and

(II) in the case of any Options which expire by their terms not more than thirty (30) days after the date of issuance thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in sub-paragraph (iii) above.

(f) Performance Adjustment.

(i) Performance Adjustment for TB Ordinary Shares. In the event that the Group Companies fail to achieve an actual production output of at least 300 tons of solar grade polycrystalline silicon between January 1, 2008 and March 31, 2008 (the “Q1 2008 Production Target”), the number of TB Ordinary Shares (initially 4,400, as adjusted for splits, combinations, and so forth) shall be adjusted upward (but not downward), subject to rounding according to the following formula:

ATBOS = TBOS * (Q1PT / Q1AP)

Whereas:

“ATBOS” means Adjusted TB Ordinary Shares;

“TBOS” means TB Ordinary Shares;

“Q1PT” means Q1 2008 Production Target; and

“Q1AP” means Q1 2008 Actual Production.

To effect the adjustment under this Article 52(3)(f)(i), Genius shall transfer to TB such additional Ordinary Shares equal to the difference between the Adjusted TB Ordinary Shares and the TB Ordinary Shares at an aggregate cost of US$10.00; provided, however, that (A) the number of additional Ordinary Shares to be so transferred shall be reduced as necessary so that the total number of Ordinary Shares accordingly owned by TB (other than the Ordinary Shares owned by TB by conversion of the Series A Shares) shall in no event exceed 10% of the total issued and outstanding Ordinary Shares of the Company, and (B) the adjustment under this Article 52(3)(f)(i) shall not result in any adjustment of the Conversion Price of the Series A Shares, cause the Company to issue any Equity Securities or otherwise dilute any other Member’s shareholding in the Company.

(ii) Performance Adjustment for Series A Shares. Within two (2) months after the Company’s Auditors’ delivery of the Company’s audited consolidated financial statements for the fiscal year ending December 31, 2008, which financial statements shall include a calculation of the Audited Consolidated Net Profit of the Group Companies, the shareholding percentage of each Series A Holder (with respect to TB, excluding the TB Ordinary Shares) (which initially is the Initial Investor Shareholding Percentage) shall be subject to a one-time upwards adjustment in accordance with the following schedule and conditions:

(A) In the event that the Company’s Audited Consolidated Net Profit is equal to or higher than US$150,000,000 (the “2008 Profit Target”), or is lower than the 2008 Profit Target but equal to or higher than ninety-five percent (95%) of the 2008 Profit Target, no adjustment of the shareholding percentage of the Series A Holders shall be made;

(B) In the event that the Company’s Audited Consolidated Net Profit is lower than ninety-five percent (95%) of the 2008 Profit Target, the shareholding percentage of each Series A Holder (with respect to TB, excluding the TB Ordinary Shares) shall be automatically adjusted to the product of (a) the Initial Investor Shareholding Percentage of such Series A Holder and (b) the quotient of the 2008 Profit Target divided by the Audited Consolidated Net Profit; such adjusted shareholding percentage for each Series A Holder is referred to as the “Adjusted Investor Shareholding Percentage”;

(C) The adjustment provided under this Article 52(3)(f)(ii) shall survive the initial public offering of the Company’s securities, unless explicitly waived by the Series A Holders in writing in their sole discretion; provided, however, if the adjustment under this Article 52(3)(f)(ii) does not occur within 60 days after the Lockup Period after the initial public offering of the Company’s securities, but the valuation of the Company on the 60th day after such Lockup Period is at least US$4 billion (as calculated by the closing price of the Company’s publicly traded securities on such day), the Series A Holders’ adjustment rights under this Article 52(3)(f)(ii) shall be terminated;

(D) To effect the adjustment provided under this Article 52(3)(f)(ii) for each Series A Holder, Genius shall transfer a sufficient number of Ordinary Shares (and if the adjustment takes place prior to the initial public offering of the Company’s securities, the Company shall immediately re-designate any such Ordinary Shares into Series A Shares at no cost to the Series A Holders) to each Series A Holder at par value of the Ordinary Shares, as calculated in accordance with the formula below:

A = B × (C – D)

Whereas:

A = the number of Ordinary Shares to be transferred by Genius to such Series A Holder;

B = the total number of Ordinary Shares and Series A Shares issued and outstanding, on a fully-diluted and as-converted basis, calculated immediately prior to the time of transfer;

C = the Adjusted Investor Shareholding Percentage of such Series A Holder; and

D = the Initial Investor Shareholding Percentage of such Series A Holder.

(E) To the extent that Genius does not have a sufficient number of Ordinary Shares to effect the adjustment under Article 52(3)(f)(ii)(D) above, the Company shall issue to each Series A Holder:

(I) a certain number of Ordinary Shares (or Series A Shares, if the adjustment takes place prior to the initial public offering of the Company’s securities) equal to the difference between (X) the number of Ordinary Shares to be transferred from Genius to such Series A Holder to effect such an adjustment and (Y) the number of Ordinary Shares available to be, and actually, transferred from Genius to such Series A Holder; and

(II) an additional number of Ordinary Shares (or Series A Shares, if the adjustment takes place prior to the initial public offering of the Company’s securities) so that each Series A Holder’s post-adjustment shareholding percentage of the Company’s outstanding voting securities is not diluted by the Company’s issuance of Ordinary Shares (or Series A Shares, if the adjustment takes place prior to the initial public offering of the Company’s securities) pursuant to this Article 52(3)(f)(ii)(E).

(F) Notwithstanding anything contrary in the foregoing, the number of additional Ordinary Shares to be so transferred or issued to the Series A Holders to effect the adjustment under this Article 52(3)(f)(ii) shall be reduced so that the total Adjusted Investor Shareholding Percentage of the Series A Holders (excluding the TB Ordinary Shares), would not exceed, in the aggregate, 10% of the total issued and outstanding Ordinary Shares of the Company, as calculated on a fully-diluted basis; provided that if as a result of the adjustment under this

Articles 52(3)(f)(ii), the total Adjusted Investor Shareholding Percentage of the Series A Holders (excluding the TB Ordinary Shares) would exceed, in the aggregate, 10% of the total issued and outstanding Ordinary Shares of the Company, as calculated on a fully-diluted basis, each Series A Holder shall have the option to request the Company to redeem all its Series A Shares and all Ordinary Shares issued upon conversion of the Series A Shares owned by such Series A Holder at an amount equal to 150% of total Purchase Price (as defined in the Share Purchase Agreement) paid by such Series A Holder, and if the Company does not have sufficient cash legally available to redeem all the Series A Shares owned by such Series A Holder and all Ordinary Shares issued upon conversion of such Series A Holder’s Series A Shares, Genius shall purchase, at such Series A Holder’s discretion, all Series A Shares and all Ordinary Shares issued upon conversion of the Series A Shares owned by such Series A Holder at an amount equal to 150% of the Purchase Price (as defined in the Share Purchase Agreement) paid by such Series A Holder.

(g) Determination of Consideration. For purposes of this Article 52(3), the consideration received by the Company for the issuance of any Additional Shares shall be computed as follows:

(i) Cash and Property. Except as provided in sub-paragraph (ii) below, such consideration shall:

(A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

(B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issuance, as determined in good faith by the Board; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Company; and

(C) in the event Additional Shares are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received with respect to such Additional Shares, computed as provided in sub-paragraph (i) above, as determined in good faith by the Board.

(ii) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares deemed to have been issued pursuant to Article 52(3)(e), relating to Options and Convertible Securities, shall be determined by dividing:

(A) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(B) the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities the conversion or exchange of such Convertible Securities.

(h) Adjustments for Share Dividends, Subdivisions, Combinations or Consolidations of Ordinary Shares. In the event that the outstanding Ordinary Shares shall be subdivided (by share dividend, share split, or otherwise) into a greater number of Ordinary Shares, the Conversion Price for Series A Shares then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Ordinary Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Ordinary Shares, the Conversion Price for Series A Shares then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(i) Adjustments for Other Distributions. In the event that the Company at any time or from time to time makes, or files a record date for the determination of holders of Ordinary Shares entitled to receive any distribution payable in securities or assets of the Company other than Ordinary Shares, then and in each such event provision shall be made so that the holders of Series A Shares shall receive upon conversion thereof, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities or assets of the Company which they would have received had their shares been converted into Ordinary Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustment called for during such period under this Article 52(3) with respect to the rights of the holders of Series A Shares.

(j) Adjustments for Reclassification, Exchange and Substitution. If the Ordinary Shares issuable upon conversion of Series A Shares shall be changed into the same or a different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then and in each such event the holder of Series A Shares shall have the right thereafter to convert such share into the kind and amount of shares and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of Ordinary Shares that would have been subject to receipt by the holders upon conversion of Series A Shares immediately before that change, all subject to further adjustment as provided herein.

(k) No Impairment. The members of the Company will not, by the amendment of the Company’s Memorandum or Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder but will at all times in good faith assist in the carrying out of all the provisions of this Article 52(3) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Shares against impairment.

(l) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series A Shares pursuant to this Article 52(3), the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the Series A Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series A Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of Series A Shares.

(m) Miscellaneous.

(i) Unless otherwise specified herein, all calculations under this Article 52(3) shall be made to the nearest one hundredth (1/100) of a cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(ii) The Series A Holders shall have the right to challenge any determination by the Board of fair value pursuant to this Article 52(3), in which case such determination of fair value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging holders of Series A Shares.

(iii) No adjustment in the Conversion Price need be made if such adjustment would result in a change in such Conversion Price of less than US$0.01. Any adjustment of less than US$0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of US$0.0l or more in such conversion price.

(4) Redemption.

(a) Upon written request by the Series A Holders (the “Redemption Request”) at any time following the third anniversary of the Series A Issue Date, the Company shall redeem up to all of the outstanding Series A Shares held by the requesting Series A Holders within one hundred and twenty (120) days after the date of receipt of such request (or the next business day if the 120th day is not a business day) (the “Redemption Date”) from any funds legally available for such purpose. The number of shares to be redeemed from each Series A Holder shall equal the total number of Series A Shares requested to be redeemed in the Redemption Request (the “Requested Redemption Amount”). The Company shall effect redemption by paying cash in an amount per share equal to 150% the Series A Issue Price, plus all accrued or declared but unpaid dividends on such shares, calculated to the Redemption Date (as adjusted proportionally for share dividends, splits, combinations, recapitalizations or similar events with respect to such shares) (the “Redemption Price”).

(b) If the funds of the Company legally available for redemption of Series A Shares on the Redemption Date are insufficient to redeem the Requested Redemption Amount on such date,

those funds that are legally available will be used to redeem shares from the holders of Series A Shares ratably in proportion to the aggregate Redemption Prices that would be payable to each Series A Holder if all of the Requested Redemption Amount were being redeemed. The Series A Shares not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein, including the rights of conversion set forth herein. If any time thereafter additional funds become legally available for the redemption, such funds will immediately be used to redeem the balance of the shares which the Company has become obliged to redeem on any Redemption Date but which it has not redeemed.

(c) At least fifteen (15) days prior to the Redemption Date, the Company shall mail a redemption notice (the “Redemption Notice”), postage prepaid, to each Series A Holder of record as of the close of business two (2) business days preceding the mailing date, at the address last shown on the records of the Company for such holder. The Redemption Notice shall specify the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price and the place at which payment may be obtained, and shall call upon such holder to surrender to the Company, in the manner and at the place designated, the certificate or certificates representing the shares to be redeemed. On or before the Redemption Date, each holder of Series A Shares shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice. Each surrendered certificate shall be cancelled, and the Redemption Price for such shares shall then be payable to the order of the person whose name appears in the register of members of the Company and on such certificate or certificates as the owner thereof. If less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares and appropriate changes to the register of members shall be made. Nothing herein shall be deemed to prevent a Series A Holder from converting all or part of such holder’s shares into Ordinary Shares in accordance with the terms of Article 52(3)(b) hereof at any time prior to a Redemption Date covering such shares.

(d) From and after the Redemption Date, unless there has been a default in payment of the Redemption Price, the Series A Shares designated for redemption in the Redemption Notice (other than those Series A Shares being converted into Ordinary Shares prior to the Redemption Date) shall cease to be outstanding and shall no longer be transferable on the books of the Company, and all rights of the holders with respect to such shares shall cease (notwithstanding the failure of the holders of Series A Shares to surrender, on or prior to the Redemption Date, such certificates representing the amount of Series A Shares to be redeemed as specified in the Redemption Notice), except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates.

(5) Voting Rights. Except as expressly provided herein, holders of Series A Shares shall enjoy the same voting power as holders of Ordinary Shares and shall be entitled to vote on all matters required to be submitted for votes by all members of the Company. Each Series A Holder shall be entitled to the number of votes equal to the number of votes attaching to the number of Ordinary Shares into which such Series A Shares could be converted based on the then applicable Conversion Rate. Series A Holders shall vote together with holders of Ordinary Shares and not as a separate class except as provided in Article 52(6).

(6) Protective Provisions.

(a) Acts Requiring Approval of Series A Shares. In addition to such other limitations as may be provided in each Group Company’s constitutional documents, the following acts of the Group Companies (whether by amendment of such Group Company’s Memorandum or Articles or otherwise, and whether in a single transaction or a series of related transactions) shall require the prior written approval of the Series A Holders (or Ordinary Shares upon conversion of the Series A Shares), voting together as a single class and the consent of each Series A Director:

(i) any amendment to or change in the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series A Shares;

(ii) any action that authorize, create, issue or sell (by reclassification or otherwise) any shares of any class or equity interests or securities convertible into shares or other equity interests in any Group Company, except for the issuance of any securities that are specifically excluded from the definition of “Additional Shares”;

(iii) any action that amend or waive any material provision of the Company’s Memorandum or Articles or any of the charter documents of any Group Company;

(iv) authorization of any action that results in the redemption or repurchase of any equity security of any Group Company;

(v) any sale or disposal of the whole or a substantial part of the business, goodwill or the assets of any Group Company;

(vi) any resolution approving liquidation, dissolution or winding up or the initiation of bankruptcy proceedings or apply for the appointment of a receiver, judicial manager or like officer in relation to any Group Company;

(vii) any merger, acquisition, consolidation, or reorganization of any Group Company;

(viii) any recapitalization, reclassification, split-off, or spin-off of any Group Company;

(ix) engagement in any business materially different from that described in the then current business plan of any Group Company, changing the name of any Group Company or ceasing any business undertaking of any Group Company;

(x) engagement or entry into any transaction or agreement with any Group Company’s Affiliates, shareholders or other related parties;

(xi) any action that approve or amend the Share Option Plan; and

(xii) any materially change of the accounting methods or policies or appointment or change of the Auditors of any Group Company.

(7) Information and Inspection Rights.

(a) Information Rights. Commencing on the Series A Issue Date, for so long as any Series A Shares (or Ordinary Shares issuable upon the conversion of Series A Shares) are outstanding, the Company will deliver to Series A Holder (and with respect to TB, including for so long as it continues to hold any Ordinary Shares):

(i) audited annual consolidated financial statements and management report, within one hundred and twenty (120) days after the end of each fiscal year, prepared by a “Big 4” accounting firm selected by the Company in accordance with US GAAP;

(ii) unaudited quarterly consolidated financial statements and management report, within sixty (60) days after the end of each fiscal quarter, prepared in accordance with US GAAP;

(iii) an annual consolidated budget of the Group Companies for the following fiscal year as approved by the Board, at least thirty (30) days prior to the end of each fiscal year.

(iv) copies of all documents or other information sent to any other shareholder of the Company;

(v) copies of any reports filed by any Group Company with any relevant securities exchange; and

(vi) upon the written request by any Series A Holder, such other information (except such information relating to the technical aspects of the production process of polysilicon that is reasonably deemed by such Group Company as proprietary or confidential information) as such holder shall reasonably request (the above rights, collectively, the “Information Rights”).

All financial statements to be provided to the Series A Holders pursuant to this Article 52(7)(a) must be prepared in accordance with US GAAP and shall include (A) an income statement and a cash flow statement for the period then-ended as well as for year-to-date and (B) a balance sheet as of the end of such period compared with the last audited balance sheet. All audits will be performed by a “Big 4” accounting firm in accordance with US GAAP, or in accordance with an international accounting standard approved by the Board, including the Series A Directors.

(b) Inspection Rights. Commencing on the Series A Issue Date, the Series A Holders shall have (i) the right to inspect facilities, records and books of the Group Companies and to make extracts therefrom, at any time during regular working hours, and (ii) the right to discuss the business, operations and conditions of any Group Company with its respective directors, officers, employees, accountants, legal counsel and investment bankers (the “Inspection Rights”) at their own costs and expenses on reasonable prior notice to the relevant Group Company. The Company shall provide to the Series A Holder other information and access as may be mutually agreed upon from time to time.

(c) Termination of Rights. The Information Rights and Inspection Rights shall terminate upon the closing of a Qualified IPO.

53. Rights of Ordinary Shares

Ordinary Shares shall have the following rights:

(1)	have one (1) vote each; and

(2)	be equal to the rights of Series A Shares with regard to dividends, as provided in clause 52(1) of these Articles and be subordinate to the rights of Series A Shares with regard to distributions upon liquidation (and deemed liquidation as provided herein) of the Company, as provided in clause 52(2) of these Articles.

54. Power to issue shares

(1) Series A Holders’ Preemptive Right to New Shares. Subject to the terms and conditions specified in this Article 54(1), each Series A Holder (and with respect to TB, including for so long as it continues to hold any Ordinary Shares) shall have a preemptive right with respect to future issues by the Company of any New Shares (as hereinafter defined). Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its share capital (“New Shares”), the Company shall first make an offering of such New Shares to each Series A Holder in accordance with the following provisions:

(a) The Company shall deliver a notice to the Series A Holders stating (i) its bona fide intention to offer such New Shares, (ii) the number of such New Shares to be offered, and (iii) the price and terms upon which it proposes to offer such New Shares.

(b) By written notification to the Company, within twenty (20) Business Days after receipt of the notice contemplated by above sub-paragraph (a), each Series A Holder may elect to subscribe for, at the price and on the terms specified in the notice, a portion of such New Shares that equals the proportion that the number of shares of Ordinary Shares issued and held, or issuable upon conversion of Series A Shares then held by such Series A Holders, bears to the total number of Ordinary Shares of the Company then issued and held, or issuable upon conversion of Series A Shares then held by the Series A Holders.

(c) If all New Shares that Series A Holders are entitled to subscribe pursuant to Article 54(1)(b) are not elected to be subscribed for as provided in Article 54(1)(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in Article 54(1)(b) hereof, offer the remaining unsubscribed portion of such New Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the subscription of the New Shares within such period, or if such agreement is not consummated within ninety (90) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such portion of New Shares shall not be offered unless first re-offered to Series A Holders in accordance herewith.

(d) For purposes of this Article 54(1), “New Shares” shall not include, and therefore the preemptive right shall not be applicable to the issuance of, any securities that are specifically excluded from the definition of “Additional Shares”.

(2) Subject to the restrictions in these Articles and to any resolution of the Members to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares (including the issue or grant of options, warrants and other rights, renounceable or otherwise in respect of shares) may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Board may prescribe, provided that no share shall be issued at a discount except in accordance with the Law.

(3) The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

(4) The Company may from time to time do any one or more of the following things:

(a) make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares;

(b) accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up; and

(c) pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

55.	Alteration of Registered Office, Name and Objects

Subject to the Law, the Company may by resolution of its Directors change the location of its Registered Office.

Subject to the Law and the restrictions in these Articles, the Company may from time to time by special resolution change its name or alter its objects or make any other alteration to its Memorandum for which provision has not been made elsewhere in these Articles.

56.	Registered Holder of Shares

(1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person.

(2) No person shall be entitled to recognition by the Company as holding any share upon any trust and the Company shall not be bound by, or be compelled in any way to recognize, (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other right in respect of any share except an absolute right to the entirety of the share in the holder. If, notwithstanding this Article, notice of any trust is at the holder’s request entered in the Register or on a share certificate in respect of a share, then, except as aforesaid:

(a) such notice shall be deemed to be solely for the holder’s convenience;

(b) the Company shall not be required in any way to recognize any beneficiary, or the beneficiary, of the trust as having an interest in the share or shares concerned;

(c) the Company shall not be concerned with the trust in any way, as to the identity or powers of the trustees, the validity, purposes or terms of the trust, the question of whether anything done in relation to the shares may amount to a breach of trust or otherwise; and

(d) the holder, shall keep the Company fully indemnified against any liability or expense which may be incurred or suffered as a direct or indirect consequence of the Company entering notice of the trust in the Register or on a share certificate and continuing to recognize the holder as having an absolute right to the entirety of the share or shares concerned.

(3) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two (2) or more persons are registered as joint holders of any shares, any one can give an effectual receipt for any dividend paid in respect of such shares.

57.	Death of a Joint Holder

Where two (2) or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders, the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognize no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

58.	Share Certificates

(1) Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

(2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted.

(3) If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed, the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

(4) Share certificates may not be issued in bearer form.

59.	Calls on Shares

(1) The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

(2) The Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

60.	Forfeiture of Shares

(1) If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form “B” in the Schedule hereto.

(2) If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

(3) A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

REGISTER OF MEMBERS

61.	Contents of Register of Members

The Board shall cause to be kept in one or more books a Register of Members which may be kept outside the Cayman Islands at such place as the Directors shall appoint and shall enter therein the following particulars:

(a) the name and address of each Member, the number and, where appropriate, the class of shares held by such Member and the amount paid or agreed to be considered as paid on such shares;

(b) the date on which each person was entered in the Register of Members; and

(c) the date on which any person ceased to be a Member for one (1) year after such person so ceased.

62.	Determination of Record Dates

Notwithstanding any other provision of these Articles, the Board may fix any date as the record date for:

(a) determining the Members entitled to receive any dividend; and

(b) determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

But, unless so fixed, the record date shall be as follows:

(a) as regards the entitlement to receive notice of a meeting or notice of any other matter, the date of dispatch of the notice;

(b) as regards the entitlement to vote at a meeting, and any adjournment thereof, the date of the original meeting;

(c) as regards the entitlement to a dividend or other distribution, the date of the Directors’ resolution declaring the same.

TRANSFER OF SHARES

63.	Instrument of Transfer

(1) An instrument of transfer shall be in the form, or as near thereto as circumstances permit, of Form “C” in the Schedule hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

(2) The Board may refuse to recognize any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

64.	Transfers by Joint Holders

The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

65.	Restrictions on Share Transfers

(1) Restrictions on Transfer of Shares. No Ordinary Shareholder other than TB shall, directly or indirectly, sell, transfer, charge or otherwise dispose of or permit the sale, transfer, charge, or other disposition of any shares (Ordinary Shares or Series A Shares) held by such

Shareholder (each disposition referenced in this Article 65, a “Transfer”) at any time prior to the Qualified IPO of the Company’s securities, unless the transferee agrees in writing to be bound by the terms and conditions of the Share Purchase Agreement, the Investors’ Rights Agreement, the Preferred Share Rights Agreement and these Articles.

(2) Right of Co-Sale.

(a) Transfer Notice. If at any time (i) Genius or any other holder (or holders together) of at least 30% of the issued Ordinary Shares (a “Selling Shareholder”) proposes to Transfer its Equity Securities, in whole or in part, to one or more third parties, or (ii) any Equity Securities held by the Selling Shareholder are Transferred involuntarily pursuant to divorce, legal separation, bankruptcy or other proceedings, death or any other involuntary Transfer, then such Selling Shareholder (or its executor) shall give each Series A Holder (with respect to TB, including for so long as it continues to hold any Ordinary Shares) a written notice of the intention to make such Transfer (the “Transfer Notice”). Such Transfer Notice shall include (i) a description of the Equity Securities to be Transferred (the “Offered Shares”), (ii) the identity of the prospective transferee(s), and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that such Selling Shareholder has received a firm offer from the prospective transferee(s) respectively and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

(b) Series A Holders’ Right of Co-Sale

(i) Subject to Articles 65(3), each Series A Holder (with respect to TB, including for so long as it continues to hold any Ordinary Shares) may, by giving written notice to the Selling Shareholder (the “Co-Sale Notice”) within thirty (30) days after its receipt of the Transfer Notice, notify the Selling Shareholder that such Series A Holder wishes to sell a portion of the securities held thereby pursuant to this Article 65(2)(b) and the number of securities to be sold (subject to Article 65(2)(b)(ii)). Such Series A Holder (a “Co-Sale Participant”) shall therefore have the right to participate in the sale of Offered Shares, on the same terms and conditions as specified in the Transfer Notice. To the extent one or more Series A Holders exercise its right of co-sale in accordance with the terms and conditions set forth below, the number of Equity Securities that the Selling Shareholder may sell in the Transfer shall be correspondingly reduced.

(ii) Each Co-Sale Participant may sell all or any part of that number of Equity Securities issued upon conversion equal to the product obtained by multiplying (A) the Offered Shares, by (B) a fraction, the numerator of which shall be the number of Equity Securities owned by such Co-Sale Participant and the denominator of which shall be the total number of Equity Securities held by all Shareholders on a fully-diluted basis, calculated immediately prior to the time of the Transfer.

(c) Each Co-Sale Participant shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(i) the number of Equity Shares which such Co-Sale Participant elects to sell; or

(ii) that number of Equity Shares which are at such time convertible into the number of Ordinary Shares which such Co-Sale Participant elects to sell; provided, however, that if the prospective third-party purchaser objects to the delivery of Series A Shares in lieu of Ordinary Shares, such Co-Sale Participant shall first convert such Series A Shares into Ordinary Shares and deliver Ordinary Shares as provided in this Article 65(2)(d). The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent upon such transfer.

(d) The share certificate or certificates that the Co-Sale Participant delivers to such Selling Shareholder pursuant to Article 65(2)(d) shall be transferred to the prospective purchaser in consummation of the sale of the Offered Shares to the terms and conditions specified in the Transfer Notice, and such Selling Shareholder shall concurrently therewith remit to such Co-Sale Participant that portion of the sale proceeds to which such Co-Sale Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Co-Sale Participant exercising its rights of co-sale hereunder, such Selling Shareholder shall not sell to such prospective purchaser or purchasers any Equity Securities unless and until, simultaneously with such sale, such Selling Shareholder shall purchase such shares or other securities from such Co-Sale Participant for the same consideration and on the same terms and conditions as the proposed Transfer described in the Transfer Notice.

(3) Limitations on Right of Co-Sale.

The provisions of Article 65(2) shall not apply to:

(i) any Transfer for nominal consideration to Affiliates of the Ordinary Shareholders of the Company;

(ii) Transfer of Ordinary Shares from Genius to TB upon TB’s enforcement of the Share Charge; or

(iii) any repurchase of Equity Securities by the Company pursuant to the terms of options issued under the Share Option Plan.

(4) Term. Notwithstanding the foregoing, the restrictions on Shareholder’s Transfers, right of co-sale as provided in this Article 65 shall terminate and cease to be in effect upon the closing of a Qualified IPO.

TRANSMISSION OF SHARES

66.	Representative of Deceased Member

In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognized by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 39 of the Law, for the purpose of this Article, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

67.	Registration on Death or Bankruptcy

Subject to Article 65(2), any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such latter case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form “D” in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration pursuant to these Articles as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

DIVIDENDS AND OTHER DISTRIBUTIONS

68.	Declaration of Dividends by the Board

(1) The Board may, subject to these Articles (particularly Article 52) and any direction of the Company in general meeting declare a dividend to be paid to the Members, in proportion to the number of shares held by them and paid up by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets; provided that if the shares have no par value, then the dividends shall be paid equally on a per share basis.

(2) Dividends may be declared and paid out of the profits of the Company, realized or unrealized, or from any reserve set aside from profits which the Directors determine is no longer needed, or not in the same amount. With the sanction of an ordinary resolution, dividends may also be declared and paid out of a share premium account or any other fund or account which can be authorised for this purpose in accordance with the Law.

(3) No dividend shall bear interest against the Company.

(4) With the sanction of an ordinary resolution of the Company, the Directors may determine that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution. Without limiting the foregoing generality, the Directors may fix the value of such specific assets, may determine that cash payments shall be made to some members in lieu of specific assets and may vest any such specific assets in trustees on such terms as the Directors think fit.

(5) With the sanction of an ordinary resolution of the Company (or, as regards a dividend payable in respect of a class of shares, an ordinary resolution passed at a class meeting) the Directors may determine that:

(a) the persons entitled to participate in the dividend shall have a right of election to accept shares of the Company credited as fully paid in satisfaction of all or (if the Directors so specify or permit) part of their dividend entitlement; or

(b) a dividend shall be satisfied in whole or specified part by an issue of shares of the Company credited as fully paid up, subject to a right of election on the part of persons entitled to participate in the dividend to receive their dividend entitlement wholly or (if the Directors so permit) partly in cash;

and in either event the Directors may determine all questions that arise concerning the right of election, notification thereof to members, the basis and terms of issue of shares of the Company and otherwise.

69.	Other Distributions

The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

70.	Reserve Fund

The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve fund to be used to meet contingencies or for equalizing dividends or for any other special purpose. Pending application, such sums may be employed in the business of the Company or invested, and need not be kept separate from other assets of the Company. The Directors may also, without placing the same to reserve, carry forward any profit which they decide not to distribute.

71.	Deduction of Amounts Due to the Company

The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

CAPITALIZATION

72.	Issue of Bonus Shares

(1) The Board may resolve to capitalize any part of the amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

(2) The Board may resolve to capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

SHARE PREMIUM ACCOUNT

Subject to any direction from the Company in general meeting, the Directors may on behalf of the Company exercise all the powers and options conferred on the Company by the Law in regard to the Company’s share premium account, save that unless expressly authorised by other provisions of these Articles, the sanction of an ordinary resolution shall be required for any application of the share premium account in paying dividends to members.

ACCOUNTS AND FINANCIAL STATEMENTS

73.	Records of Account

(1) The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b) all sales and purchases of goods by the Company; and

(c) the assets and liabilities of the Company.

Such records of account shall be kept and proper books of account shall not be deemed to be kept with respect to the matters aforesaid if these are not kept such books as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions at such place as the Board thinks fit.

(2) Except as provided in Article 52(7), no member (not being a Director) shall have any right of inspecting any account or book or document of the Company.

(3) Subject to the provisions of Article 52(7) and subject to any waiver by the Company in general meeting of the requirements of this Article, the Directors shall lay before the Company in general meeting, or circulate to members, financial statements in respect of each financial year of the Company, consisting of:

(a) a profit and loss account giving a true and fair view of the profit or loss of the Company for the financial year; and

(b) a balance sheet giving a true and fair view of the state of affairs of the Company at the end of the financial year;

together with a report of the Board reviewing the business of the Company during the financial year. The financial statements and the Directors’ report, together with the auditor’s report, if any, shall be laid before the Company in general meeting, or circulated to members, no later than one hundred and eighty (180) days after the end of the financial year.

(4) The financial year end of the Company shall be the 31st December in each year but, subject to any direction of the Company in general meeting, the Board may from time to time prescribe some other period to be the financial year, provided that the Board may not without the sanction of an ordinary resolution prescribe or allow any financial year longer than eighteen months.

AUDIT

74.	Appointment of Auditor

(1) Subject to these Articles, the Company may in general meeting appoint Auditors to hold office until the conclusion of the next annual general meeting. Such Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

(2) Whenever there are no Auditors appointed as aforesaid, the Directors may appoint Auditors to hold office until the conclusion of the next annual general meeting or earlier removal from office by the Company in general meeting. Unless fixed by the Company in general meeting, the remuneration of the Auditors shall be as determined by the Directors. Nothing in this Article shall be construed as making it obligatory to appoint Auditors.

(3) The Auditors shall make a report to the members on the accounts examined by them and on every set of financial statements laid before the Company in general meeting, or circulated to members, pursuant to this Article during the Auditors’ tenure of office.

(4) The Auditors shall have right of access at all times to the Company’s books, accounts and vouchers and shall be entitled to require from the Company’s Directors and Officers such information and explanations as the Auditors think necessary for the performance of the Auditors’ duties; and, if the Auditors fail to obtain all the information and explanations which, to the best of their knowledge and belief, are necessary for the purposes of their audit, they shall state that fact in their report to the members.

(5) The Auditors shall be entitled to attend any general meeting at which any financial statements which have been examined or reported on by them are to be laid before the Company and to make any statement or explanation they may desire with respect to the financial statements.

(6) The financial statements provided for by these Articles shall be audited by the Auditor in accordance with US GAAP. The Auditor shall make a written report thereon in accordance with US GAAP and the report of the Auditor shall be submitted to the Members in general meeting.

NOTICES

75.	Notices to Members of the Company

A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member’s address in the Register of Members or to such other address given for the purpose. For the purposes of this Article, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form.

76.	Notices to Joint Members

Any notice required to be given to a Member shall, with respect to any shares held jointly by two (2) or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

77.	Service and Delivery of Notice

Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

SEAL OF THE COMPANY

78.	The Seal

(1) The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf; and, until otherwise determined by the Directors, the Seal shall be affixed in the presence of a Director or the Secretary or an assistant secretary or some other person authorised for this purpose by the Directors or the committee of Directors.

(2) Notwithstanding the foregoing the Seal may without further authority be affixed by way of authentication to any document required to be filed with the Registrar of Companies in the Cayman Islands, and may be so affixed by any Director, Secretary or assistant secretary of the Company or any other person or institution having authority to file the document as aforesaid.

(3) The Company may have one or more duplicate Seals, as permitted by the Law; and, if the Directors think fit, a duplicate Seal may bear on its face the name of the country, territory, district or place where it is to be used.

ALTERATION OF ARTICLES

79.	Alteration of Articles

Subject to the Law and Article 52(6), the Company may from time to time by special resolution alter or amend these Articles in whole or in part.

SCHEDULE - FORM A

..............................................

P R O X Y

I                                                                                                                                                                                                                           of                                                                                                                                                                                                                           the holder of                                          share in the above-named Company hereby appoint                                                               or failing him/her                                                               or failing him/her                                                               as my proxy to vote on my behalf at the general meeting of the Company to be held on the      day of                     , 20    , and at any adjournment thereof.

Dated this      day of                     , 20

*	GIVEN under the seal of the company

*	Signed by the above-named

Witness

*	Delete as applicable.

SCHEDULE - FORM B

NOTICE OF LIABILITY TO FORFEITURE FOR NON PAYMENT OF CALL

You have failed to pay the call of [amount of call] made on the      day of                     , 20     last, in respect of the [number] share(s) [numbers in figures] standing in your name in the Register of Members of the Company, on the      day of                     , 20… last, the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of              per annum computed from the said      day of                     ., 20     last, on or before the      day of                     ., 20     next at the place of business of the said Company the share(s) will be liable to be forfeited.

Dated this      day of                     ., 20

[Signature of Secretary]

By order of the Board

SCHEDULE - FORM C

TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED                                                                                                                                                               [amount]

                                                                                                                                                                                                         [transferor]

hereby sell assign and transfer unto                                                                                                                                               [transferee]

of                                                                                                                                                                                                      [address]

                                                                                                                                                                                             [number of shares]

shares of                                                                                                                                                                              name of Company]

Dated

(Transferor)

In the presence of:

(Witness)

(Transferee)

In the presence of:

(Witness)

SCHEDULE - FORM D

TRANSFER BY A PERSON BECOMING ENTITLED ON DEATH/BANKRUPTCY

OF A MEMBER

I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Member] to [number] share(s) numbered [number in figures] standing in the register of members of [Company] in the name of the said [name of deceased Member] instead of being registered myself/ourselves elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

WITNESS our hands this      day of                     , 20

Signed by the above-named	)
[person or persons entitled]	)
in the presence of:	)

Signed by the above-named	)
[transferee]	)
in the presence of:	)